Exhibit 99.1

BARRY A. ROTHMAN                                 GARY GERACI
ONSTREAM MEDIA CORPORATION                       EQUITY PERFORMANCE GROUP
954-917-6655                                     617-723-2373
brothman@onstreammedia.com                       gary@equityperfgp.com

         ONSTREAM MEDIA CORPORATION REPORTS FISCAL 2005 YEAR-END RESULTS

POMPANO BEACH, FL - JANUARY 13, 2006 - Onstream Media Corporation (Nasdaq:
ONSM), a leading online service provider of live and on-demand, digital media communications and applications, today announced its financial results for its fiscal year ended September 30, 2005.

FISCAL YEAR ENDED SEPTEMBER 30, 2005 FINANCIAL RESULTS - HIGHLIGHTS:

      o REVENUE: Revenue increased approximately 8% to approximately $8.2 million for 2005 fiscal year, from approximately $7.6 million for the 2004 fiscal year.

      o NET LOSS: Net loss was approximately $9.6 million or $1.17 loss per share, for the 2005 fiscal year, compared to a net loss of approximately $4.0 million or $0.92 loss per share for the 2004 fiscal year. A significant portion of the fiscal 2005 loss is from non-cash items of approximately $7.3 million, including primarily amortization and write-off of debt discount, depreciation and amortization of assets and professional fees, interest and penalties paid with shares and options.

      o GROSS MARGIN: Gross margin for the 2005 fiscal year increased approximately 5% to approximately $5.1 million, as compared to approximately $4.8 million in fiscal 2004. However, gross margin as a percentage of sales remained relatively flat, at approximately 62% of revenue in fiscal 2005, as compared to approximately 63% of revenue in the prior year.

FISCAL YEAR 2005 FINANCIAL RESULTS - DISCUSSION:

The approximately 8% increase in revenues for FY 2005 compared to the prior fiscal year was primarily due to revenues from digital asset management services, which commenced operations in February 2004. We recorded approximately $1,970,000 of revenues from digital asset management services during FY 2005 compared to approximately $1,156,000 during FY 2004. This $814,000 increase was partially offset by a reduction in revenue of approximately $202,000 from network equipment sales and rentals, as compared to the prior fiscal year. The company has reduced its sales focus on this lower margin area, with a primary focus going forward on our digital media services, including the launch of our enhanced DMSP and related products, as well as webcasting and network usage.

The increased net loss during FY 2005, as compared to FY 2004, partly reflects costs associated with an expansion of the Company's existing infrastructure in order to accommodate current and future growth in webcast event production and sales of the DMSP. Included in such costs is an expansion of the Company's employee staffing levels as a result of the Onstream merger, the acquisition of its digital asset management services business and the development and launch of its DMSP. A primary contributor to the company's net loss of approximately $9.6 million was non-cash expenses totaling approximately $7.3 million, which primarily includes the amortization and write-off of unamortized debt discount due to refinancings and conversions, depreciation and amortization of tangible and intangible assets, professional fees paid with shares and options, interest and penalty paid in common shares and certain other expenses and changes in working capital not requiring the use of cash.

                                     (more)
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ONSTREAM MEDIA CORPORATION REPORTS FISCAL 2005 YEAR-END RESULTS
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Randy Selman, president and CEO of Onstream Media commented, "Fiscal Year 2005 was the beginning of a major turnaround for Onstream Media. During the first quarter, we completed the acquisition of Onstream Media, changed our name from Visual Data and raised $6.5 Million, and subsequently an additional $2.2 million, in new capital. As a result of the financing we settled many of our larger obligations and funded the development of several new products and services as well as critically needed upgrades to our existing products. While the overall process took longer than we originally anticipated and therefore did not positively affect our 2005 financial performance, we are very pleased with the end result. Most notably, we completed the systems integration and launch of our Digital Media Services Platform (DMSP), launched our Web Conferencing service, completed the development of QuickCast(TM) and redesigned a significant portion of our proprietary webcasting platform. The net result is a suite of rich media applications that has garnered rave reviews from clients and key industry analysts, which earned us the 2006 Frost & Sullivan "Digital Media Enabling Technologies Entrepreneurial Company of the Year" award."

"From a financial perspective, our fiscal year loss includes a significant level of non-cash expenses. In addition, with the bulk of the costs related to the development and launch of our DMSP now behind us, we will be able to devote a greater portion of our resources, both financial and organizational, to the continued expansion of our sales and marketing efforts, including radio and television advertising, expanded search engine placement and overall new client development."

A conference call and webcast to discuss the company's fiscal 2005 results, as well as other recent corporate developments, will be held on Thursday, January 19, 2006, at 4:15 pm (EST). The dial in phone number is 1-800-683-1525, and the live webcast of the conference call, as well as an archived replay, may be accessed online at: http://www.visualwebcaster.com/event.asp?id=31930.


ABOUT ONSTREAM MEDIA CORPORATION
Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online Application Service Provider (ASP) of live and on-demand, rich media communications via the Onstream Digital Media Services Platform. Specializing in audio and video corporate communications, Onstream Media's pioneering ASP digital media services technology provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Disney, MGM, Deutsche Bank, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.


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ONSTREAM MEDIA CORPORATION REPORTS FISCAL 2005 YEAR-END RESULTS
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Certain statements in this document and elsewhere by Onstream Media are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.



                            (FINANCIAL TABLES FOLLOW)


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ONSTREAM MEDIA CORPORATION REPORTS FISCAL 2005 YEAR-END RESULTS
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                        COMPARATIVE OPERATING HIGHLIGHTS




                                                           For the Fiscal Year Ended September 30,
                                                                            (audited)

                                                               2005                         2004
                                                        ----------------              ---------------
Revenue                                                 $      8,156,394              $     7,578,888
                                                        ================              ===============

Net Loss                                                $    (9,637,888)              $    (3,972,666)
                                                        ===============               ===============

Net Loss per common share                               $         (1.17)              $         (0.92)
Weighted average shares outstanding                            8,261,642                     4,337,370


                                                          For the Three Months Ended September 30,
                                                                           (unaudited)

                                                               2005                         2004
                                                        ----------------              ---------------
Revenue                                                 $      1,945,362              $     1,974,925
                                                        ================              ===============

Net Loss                                                $    (3,063,190)              $    (1,344,933)
                                                        ===============               ===============

Net Loss per common share                               $         (0.27)              $         (0.29)
Weighted average shares outstanding                           11,290,909                     4,656,378

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